SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant ( )
Filed by a Party other than the Registrant (X)

Check the appropriate box:

( )  Preliminary Proxy Statement
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                           Circuit City Stores, Inc.
               (Name of Registrant as Specified in its Charter)

                           Circuit City Stores, Inc.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)  Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                           CIRCUIT CITY STORES, INC.
                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 JUNE 14, 1994
TO THE HOLDERS OF CIRCUIT CITY STORES, INC. COMMON STOCK:
     The annual meeting of shareholders of Circuit City Stores, Inc. (the "Company") will be held at The Jefferson Hotel, Franklin and Adams Streets, Richmond, Virginia, on Tuesday, June 14, 1994, at 10:00 a.m., Eastern Daylight Time, for the following purposes:
     1. To elect three directors for three-year terms;
     2. To consider and vote upon a proposal to approve a 1994 Stock Incentive Plan;
     3. To consider and vote upon a proposal to approve an Annual Performance Based Bonus Plan; and
     4. To transact such other business as may properly come before the meeting or any adjournments thereof.
     Only holders of record of shares of Common Stock at the close of business on May 6, 1994, will be entitled to vote at the meeting and any adjournments thereof.
     Whether or not you plan to attend the meeting, please fill in, date, sign and return the enclosed proxy promptly in the enclosed envelope.
     You are cordially invited to attend the meeting.
                                          By Order of the Board of Directors
                                          (Sig)
                                          MICHAEL T. CHALIFOUX, SECRETARY
May 13, 1994

                                PROXY STATEMENT
     This Proxy Statement, mailed to shareholders on or about May 13, 1994, is furnished in connection with the solicitation by Circuit City Stores, Inc. (the "Company") of proxies in the accompanying form for use at the annual meeting of shareholders to be held on June 14, 1994, and at any adjournments thereof. A copy of the annual report of the Company for the fiscal year ended February 28, 1994, is being mailed to you with this Proxy Statement.
     In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph and personal interview. The Company has also retained Shareholder Communications Corporation of New York, New York, to assist in the solicitation of proxies of shareholders whose shares are held in street name by brokers, banks and other institutions at an approximate cost of $6,000 plus out-of-pocket expenses. The Company will bear the cost of all solicitation.
     On May 6, 1994, the date for determining shareholders entitled to vote at the meeting, there were 96,068,810 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.
     Any shareholder giving a proxy may revoke it at any time before it is voted by delivering another proxy or written notice of revocation to the Company's Secretary. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein and for the proposed 1994 Stock Incentive Plan and the proposed Annual Performance Based Bonus Plan unless it contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.
     A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting.
     The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting, including (i) the approval of the 1994 Stock Incentive Plan and (ii) the approval of the Annual Performance Based Bonus Plan.
                       ITEM ONE -- ELECTION OF DIRECTORS
     The Company's Board of Directors presently consists of ten directors, who are divided into three classes with staggered terms. The terms of Ms. Barbara S. Feigin and Messrs. Michael T. Chalifoux, Edward Villanueva and Norman Ricken as directors of the Company will expire at the time of the annual meeting of shareholders.
     Mr. Ricken has declined to stand for reelection due to other business and personal commitments. The Company proposes the reelection of Ms. Feigin and Messrs. Chalifoux and Villanueva for three-year terms expiring at the time of the 1997 Annual Meeting.
     Although all the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person as the Board may designate.
     Information, including their business experience for the past five years, about the nominees and the directors of the Company whose terms of office do not expire this year appears below.
                                       1

NOMINEES FOR ELECTION FOR THREE-YEAR TERMS

(photo)             MICHAEL T. CHALIFOUX, 47, Senior Vice President, Chief Financial Officer and Secretary of
                    the Company. Mr. Chalifoux joined the Company in 1983 as Corporate Controller and was elected Vice President and Chief Financial Officer in 1988. He became Senior Vice
                    President and Chief Financial Officer in 1990 and became Secretary in 1993. He has been a director of the Company since 1991.
                    BARBARA S. FEIGIN, 56, Executive Vice President and Director of Strategic Services of Grey
                    Advertising, Inc., the principal business of which is advertising and marketing communications. Ms. Feigin has held her current position for the past 11 years. She is a director of PHH Corporation and VF Corporation. She has been a director of the Company since February 1994.
(photo)             EDWARD VILLANUEVA, 59, financial consultant since 1987. Mr. Villanueva was employed by the
                    Company from 1967 to 1987. Mr. Villanueva served as acting President and Chief Financial
                    Officer of Richfood Holdings, Inc. from January 1990 to May 1990 and August 1990, respectively. He is a director of Richfood Holdings, Inc. He has been a director of the
                    Company since 1978.

DIRECTORS WHOSE TERMS DO NOT EXPIRE THIS YEAR

(photo)             RICHARD N. COOPER, 59, Professor of Economics, Harvard University, since 1981. Mr. Cooper served as Undersecretary of State for Economic Affairs, U.S. State Department, from 1977 to 1981. He is a director of the Phoenix Home Mutual Life Insurance Co., the
                    Warburg-Pincus Counsellors family of mutual funds and the Center for Naval Analysis. He has been a director of the Company since 1983. His present term will expire in 1995.
                    DOUGLAS D. DRYSDALE, 69, Member, Caplin & Drysdale, Chartered, attorneys-at-law,
                    Washington, D.C. The Company has retained Caplin & Drysdale, Chartered, in prior fiscal years and may retain it in the current fiscal year in connection with certain legal matters. He has been a director of the Company since 1976. His present term will expire in
                    1995.

                                       2

(photo)             THEODORE D. NIERENBERG, 71, retired. Mr. Nierenberg founded and until 1984 served as the
                    President of Dansk International Designs, Ltd., a designer, importer, wholesaler and retailer of fine tableware and giftware with headquarters in Mount Kisco, New York. He is a director of the Growth Fund of America, the Income Fund of America and the Balanced Fund
                    of America. He has been a director of the Company since 1981. His present term will expire in 1996.
(photo)             WALTER J. SALMON, 63, Stanley Roth Senior Professor of Retailing, Harvard Business School,
                    since 1980 and Senior Associate Dean and Director of External Relations since 1989. He is a director of Hannaford Bros. Company, Luby's Cafeterias, Inc., The Neiman Marcus Group,
                    Promus Companies, Inc., The Quaker Oats Company and Telxon Corporation. He has been a director of the Company since 1992. His present term will expire in 1996.
(photo)             RICHARD L. SHARP, 47, President and Chief Executive Officer of the Company. Mr. Sharp
                    joined the Company as Executive Vice President in 1982. He became President of the Company in June 1984, and Chief Executive Officer in June 1986. He is a director of S&K Famous
                    Brands, Inc. and Flextronics International, Ltd. He has been a director of the Company since 1983. His present term will expire in 1995.
(photo)             ALAN L. WURTZEL, 60, Chairman of the Board of the Company. Mr. Wurtzel joined the Company in 1966, was elected President in 1970 and served as Chief Executive Officer from 1972 to
                    1986. He is a director of Office Depot, Inc. He has been a director of the Company since
                    1966. His present term will expire in 1995.

                                       3

                       BENEFICIAL OWNERSHIP OF SECURITIES
     The following table sets forth information about the equity securities of the Company beneficially owned as of February 28, 1994, by (i) each executive officer named in the tables appearing in the Summary Compensation Table; (ii) each director or nominee for director of the Company; (iii) directors and executive officers as a group; and (iv) each person who is believed by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to securities beneficially owned.

                                     OPTION SHARES WHICH
                                    MAY BE ACQUIRED WITHIN         NUMBER OF SHARES         PERCENT
                                        60 DAYS AFTER          BENEFICIALLY OWNED AS OF       OF
              NAME                    FEBRUARY 28, 1994          FEBRUARY 28, 1994(1)        CLASS
NAMED EXECUTIVE OFFICERS
Richard L. Sharp**                           589,453                    1,536,239              1.6%
Walter E. Bruckart                           156,772                      235,880                *
John A. Fitzsimmons                          129,649                      226,808                *
William E. Zierden                            57,000                       78,800(2)             *
Michael T. Chalifoux**                        85,297                      156,437                *
Bernard W. Andrews***                              0                      172,528(3)             *
DIRECTORS
Richard N. Cooper                              8,136                       36,136                *
Douglas D. Drysdale                            8,136                      116,136(4)             *
Barbara S. Feigin                                  0                            0                *
Theodore D. Nierenberg                         8,136                       39,136(5)             *
Norman Ricken                                  7,750                       15,750                *
Walter J. Salmon                                   0                        8,600                *
Edward Villanueva                              8,136                      357,080(6)             *
Alan L. Wurtzel                               34,176                      417,676(7)             *
All directors and executive
officers as a group (15 persons)           1,238,119                    3,692,922              3.8%
BENEFICIAL OWNERS OF MORE THAN
5%
The Equitable Companies,
  Incorporated                                   N/A                    8,370,550(8)           8.7%
787 Seventh Avenue
New York, NY 10019
Wellington Management
  Company                                        N/A                    6,000,000(9)           6.2%
100 Vanguard Boulevard
Malvern, PA 19355
Lazard Freres & Co.                              N/A                    5,000,000(10)          5.2%
One Rockefeller Plaza
New York, NY 10020

* Less than 1% of Class, based on the number of shares of Common Stock outstanding on May 6, 1994.
**  Messrs. Sharp and Chalifoux are also directors of the Company.
*** Mr. Andrews served as an executive officer and as a director of the Company until January 1994.
                                       4

 (1) Includes the shares of Common Stock which could be acquired through exercise of stock options within 60 days after February 28, 1994. Includes, as to Messrs. Sharp, Bruckart, Fitzsimmons, Zierden, Chalifoux and all directors and executive officers as a group, 25,000, 15,000, 9,000, 6,000, 6,000 and 74,100 shares, respectively, of restricted stock which become free of restrictions on sale three years from the grant date. Also includes, as to Messrs. Sharp, Bruckart, Fitzsimmons, Zierden, Chalifoux and all directors and executive officers as a group, 40,000, 30,000, 20,000, 15,000, 10,000 and 125,000 shares, respectively, of restricted stock which become free of restrictions on sale four years from the grant date.
 (2) Includes 800 shares held by Mr. Zierden as trustee for the benefit of his retirement plan.
 (3) Includes 4,000 shares owned by Mr. Andrews' wife in trust. Mr. Andrews disclaims beneficial ownership of such 4,000 shares.
 (4) Mr. Drysdale shares voting and investment power with respect to 64,800 shares.
 (5) Includes 31,000 shares owned by Mr. Nierenberg's wife. Mr. Nierenberg disclaims beneficial ownership of such 31,000 shares.
 (6) Excludes 4,100 shares held by Mr. Villanueva as trustee of trusts for the benefit of his children. Mr. Villanueva disclaims beneficial ownership of all the excluded shares.
 (7) Excludes 160,600 shares held by Mr. Wurtzel as trustee of trusts for the benefit of his children. Mr. Wurtzel disclaims beneficial ownership of all the excluded shares.
 (8) Information concerning the shares owned by The Equitable Companies, Incorporated ("Equitable") was obtained from a Schedule 13G dated February 9, 1994. According to this filing, Equitable filed on behalf of five French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle (collectively "Mutuelles AXA"), as a group, AXA and Equitable. The filing indicates that of the 8,370,550 shares beneficially owned, the group has sole voting power of 6,044,950 shares, shared voting power of 243,000 shares, sole dispositive power of 8,369,150 shares and shared dispositive power of 1,400 shares.
 (9) Information concerning the shares believed by the Company to be beneficially owned by Wellington Management Company was obtained from a report on settlement activity for the Common Stock during February 1994. The report was prepared by a consultant to the Company. The Company has no information concerning the extent to which voting power and investment power may be shared with respect to such Common Stock.
(10) Information concerning the shares believed by the Company to be beneficially owned by Lazard Freres & Co. was obtained from a report on settlement activity for the Common Stock during February 1994. The report was prepared by a consultant to the Company. The Company has no information concerning the extent to which voting power and investment power may be shared with respect to such Common Stock.
                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES
     The Board of Directors held seven meetings during the fiscal year ended February 28, 1994. No director attended less than 75 percent of the aggregate number of meetings of the Board and of the committees on which he served, except Mr. Ricken.
     The Audit Committee is composed of Edward Villanueva, Chairman, Richard N. Cooper and Norman Ricken. Barbara S. Feigin was appointed to the Audit Committee in April 1994. Three meetings were held during the fiscal year ended February 28, 1994. The functions of this Committee include making recommendations to the Board regarding the selection of independent auditors, conferring with the independent auditors and reviewing the scope and results of their work as well as the fees therefor, reviewing the Company's internal audit procedures and approving the nature and scope of non-audit services performed by the Company's independent auditors as well as the fees therefor.
                                       5

     The Compensation and Personnel Committee is composed of Douglas D. Drysdale, Chairman, Walter J. Salmon and Norman Ricken. Six meetings were held during the fiscal year ended February 28, 1994. The functions of this Committee include reviewing and recommending compensation programs for officers and key personnel, making awards under and administering the Company's stock incentive programs, reviewing and making recommendations with respect to senior management organization and reviewing the Company's programs for attracting and compensating management personnel at lower and middle levels.
     The Pension Investment Committee is composed of Theodore D. Nierenberg, Chairman, Richard N. Cooper, and Edward Villanueva. One meeting was held during the fiscal year ended February 28, 1994. The functions of this Committee include establishing the funding policy of the Employees' Retirement Plan of Circuit City Stores, Inc. (the "Pension Plan"), appointing Pension Plan investment managers and allocating Pension Plan assets among managers for investment, employing accountants and actuaries for the Pension Plan, making recommendations to the Board concerning the appointment or removal of the Trustee for the Pension Plan, establishing investment objectives to be followed by the Trustee and investment managers and monitoring the performance of the Trustee and Pension Plan investment managers. This Committee also may make recommendations concerning investments to the Trustee and the investment managers.
     The Nominating and Structure Committee is composed of Alan L. Wurtzel, Chairman, Theodore D. Nierenberg and Walter J. Salmon. Barbara S. Feigin was appointed to the Nominating and Structure Committee in April 1994. Two meetings were held during the fiscal year ended February 28, 1994. The functions of this Committee include recommending candidates for election as directors and reviewing and recommending policies with regard to the size and composition of the Board. The Committee considers nominees for the Board recommended by the Company's shareholders.
     In accordance with the Company's Bylaws, a shareholder who is interested in nominating a person to the Board should submit to the Secretary of the Company written notice of his intent to make such nomination. Such notice must be given either by personal delivery or by United States mail, postage prepaid, not later than 120 days in advance of the annual meeting, or with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The contents of such notice must be as specified in the Company's Bylaws, a copy of which may be obtained by any shareholder who directs a written request for the same to the Secretary of the Company.
                                       6

                       COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
     SUMMARY COMPENSATION TABLE. The table below sets forth for the years ended February 28, 1994, February 28, 1993 and February 29, 1992, the annual and long-term compensation for services in all capacities to the Company and its subsidiaries of those persons who at February 28, 1994, were the Company's Chief Executive Officer ("CEO") and the other four most highly compensated executive officers of the Company other than the CEO and for Mr. Andrews, who was not serving as an executive officer at the end of the last completed fiscal year, but for whom disclosure would have otherwise been provided. The only SARs granted were Change of Control SARs (described at page 13), which were granted in connection with each of the options. No free-standing SARs have been granted.

                                                                                   LONG-TERM
                                                                              COMPENSATION AWARDS
                                                                          RESTRICTED       SECURITIES
                                                 ANNUAL COMPENSATION         STOCK         UNDERLYING
                                                 SALARY       BONUS       AWARD(S)(1)     OPTIONS/SARS
            NAME AND                 FISCAL
       PRINCIPAL POSITION             YEAR         $            $              $              (#)
Richard L. Sharp                       1994      618,286      549,575             0           97,500
  President and                        1993      583,012      870,000             0          538,578
  Chief Executive Officer              1992      561,171      660,000       226,563           76,000
Walter E. Bruckart                     1994      492,863      218,050             0           40,000
  Executive Vice President             1993      461,647      345,000             0          125,522
  Merchandising                        1992      436,171      318,750       135,938           45,000
John A. Fitzsimmons                    1994      407,863      126,157             0           22,500
  Senior Vice President                1993      379,378      196,875             0          131,152
  Administration                       1992      361,171      183,750        81,563           28,000
William E. Zierden                     1994      335,632      102,795             0           18,000
  Senior Vice President                1993      317,108      162,750             0           31,000
  Human Resources                      1992      306,171      154,875        54,375           21,000
Michael T. Chalifoux                   1994      350,094      109,025             0           22,500
  Senior Vice President,               1993      307,551      162,750             0           70,912
  Chief Financial Officer              1992      271,171      136,500        54,375           21,000
  and Secretary
Bernard W. Andrews                     1994      448,659            0             0           40,000(2)
  Executive Vice President --          1993      454,820      345,000             0           96,664
  Operations until                     1992      397,709      300,000       135,938           45,000
  January 1994

(1) On February 28, 1994, the persons named in the table held the following number of shares of restricted stock with the dollar value at such date stated in parenthesis: Mr. Sharp -- 65,000 shares ($1,235,000); Mr.
    Bruckart -- 45,000 ($855,000); Mr. Fitzsimmons -- 29,000 shares ($551,000);
    Mr. Zierden -- 21,000 shares ($399,000); Mr. Chalifoux -- 16,000 shares ($304,000). Mr. Andrews forfeited all of his shares of restricted stock upon the termination of his employment. None of the restricted stock awards will vest, in whole or in part, in under three years from the date of grant. Dividends are paid to the employee on the restricted stock during the restricted period.
(2) Although the described options were granted to Mr. Andrews, all expired upon his termination of employment.
                                       7

     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR. The table below sets forth for the fiscal year ended February 28, 1994, the grants of stock options and stock appreciation rights ("SARs") to the executive officers named in the Summary Compensation Table. The only SARs granted were Change of Control SARs (described at page 13) which were granted in connection with each of the options. No free-standing SARs have been granted.

                                                                                               POTENTIAL REALIZABLE
                                  NUMBER OF                                                            VALUE
                                  SECURITIES                                                  AT ASSUMED ANNUAL RATES
                                  UNDERLYING      % OF TOTAL                                            OF
                                   OPTIONS/      OPTIONS/SARS                                STOCK PRICE APPRECIATION
                                     SARS         GRANTED TO      EXERCISE    EXPIRATION        FOR OPTION TERM(1)
             NAME                  GRANTED        EMPLOYEES       PRICE(2)       DATE            5%            10%
Richard L. Sharp                    97,500           17.34%       $25.125      03/24/00      $1,040,141     $2,383,435
Walter E. Bruckart                  40,000            7.11         25.125      03/24/00         426,725        977,820
John A. Fitzsimmons                 22,500            4.00         25.125      03/24/00         240,033        550,024
William E. Zierden                  18,000            3.20         25.125      03/24/00         192,026        440,019
Michael T. Chalifoux                22,500            4.00         25.125      03/24/00         240,033        550,024
Bernard W. Andrews(3)               40,000            7.11         25.125      03/24/00         426,725        977,820

(1) Any such appreciation will inure to the benefit of all shareholders. The value of the Company's outstanding Common Stock would increase by approximately $983,672,000 and $2,292,336,000, based on assumed stock price appreciation rates of 5% and 10%, respectively, from the grant date of the options expiring in 2000 until the end of such options' term.
(2) The exercise price for all of the options is the fair market value of the Common Stock on the date of grant.
(3) Although the described options were granted to Mr. Andrews, all expired upon his termination of employment.
     AGGREGATED OPTIONS/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUE TABLE. The table below sets forth information concerning option exercises and fiscal year end option/SAR values as of February 28, 1994, for the executive officers named in the Summary Compensation Table. The only SARs outstanding were Change of Control SARs (described at page 13).

                                                                                                                VALUE OF
                                                                        NUMBER OF SECURITIES                  UNEXERCISED
                                                                       UNDERLYING UNEXERCISED                 IN-THE-MONEY
                               NUMBER OF                                   OPTIONS/SARS AT                  OPTIONS/SARS AT
                            SHARES ACQUIRED                               FEBRUARY 28, 1994                FEBRUARY 28, 1994
                              ON EXERCISE       VALUE REALIZED*     EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
Richard L. Sharp                      0            $       0          523,828          259,250        $1,073,563       $ 777,438
Walter E. Bruckart                    0                    0          129,272          155,000        $  543,906       $ 392,812
John A. Fitzsimmons              15,000              183,750          113,524           68,000        $  378,938       $ 240,625
William E. Zierden                    0                    0           44,750           51,750        $  350,281       $ 179,250
Michael T. Chalifoux                  0                    0           71,872           36,400        $  265,163       $ 179,738
Bernard W. Andrews               46,250              359,141                0                0                 0               0

* The oldest outstanding options exercised by the named executive officers were granted in January 1987. For point of reference, the value of the Company's outstanding stock as of that date had increased by approximately $1,152,034,000 in January 1994 when most of the options were exercised.
                                       8

     PENSION PLAN TABLE. The following table illustrates estimated annual retirement benefits payable under the Company's defined benefit pension plan (the "Pension Plan") to persons in specified compensation and years of service classifications.

       HIGHEST
     CONSECUTIVE
      FIVE-YEAR           ESTIMATED* ANNUAL PENSION** FOR REPRESENTATIVE YEARS
       AVERAGE                             OF CREDITED SERVICE
    COMPENSATION           15          20          25          30          35
$ 400,000............     87,660     116,880     146,100     175,320     204,540
$ 500,000............    110,160     146,880     183,600     220,320     257,040
$ 600,000............    132,660     176,880     221,100     265,320     309,540
$ 700,000............    155,160     206,880     258,600     310,320     362,040
$ 800,000............    177,660     236,880     296,100     355,320     414,540
$ 900,000............    200,160     266,880     333,600     400,320     467,040
$1,000,000...........    222,660     296,880     371,100     445,320     519,540
$1,100,000...........    245,160     326,880     408,600     490,320     572,040

  * Notwithstanding the estimates set forth in the table, the annual pension payable from the Pension Plan is limited to $118,800, effective January 1, 1994, for a participant who retires at age 65. This limit, which is subject to annual cost of living adjustments, is imposed on defined benefit plans under the Internal Revenue Code and may also vary in individual cases if retirement occurs early or late.
 ** The Pension Plan is integrated with Social Security benefits and the annual pension amounts before any offset for such Social Security benefits.
     The Pension Plan covers employees who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest consecutive years of employment, weighted according to years of credited service, with an offset for Social Security benefits. For Pension Plan purposes, compensation of participants includes base compensation, bonuses, overtime and commissions, and excludes amounts realized under any employee stock purchase plan or stock incentive plan. For Pension Plan purposes, compensation for those individuals listed in the Summary Compensation Table is substantially the same as the amounts listed under the Salary and Bonus headings.
     For purposes of the Pension Plan, credited years of past and future service for Messrs. Sharp, Bruckart, Fitzsimmons, Zierden, Chalifoux and Andrews will be 29, 34, 21, 20, 29 and 0 years, respectively, at age 65.
REPORT OF COMPENSATION AND PERSONNEL COMMITTEE
COMPENSATION PHILOSOPHY
     The Compensation and Personnel Committee (the "Committee") believes that corporate performance and, in turn, shareholder value will be enhanced by a compensation system which supports and reinforces the Company's key operating and strategic goals while aligning the financial interests of the Company's executive officers with those of the shareholders. The Company utilizes both short-term and long-term incentive compensation programs to achieve these objectives. Executive officer incentive compensation programs are tied to Company-wide achievement of annual financial goals and the market value of the Company's stock. For other salaried employees, the incentive compensation program is also tied to divisional, departmental or store business goals and, in some cases, individual performance.
     The Committee meets early in each fiscal year to establish executive compensation for that year. For the Company's 1994 fiscal year, the Committee made its compensation decisions based on a review of the Company's 1993 fiscal year performance and on the Company's budget and other projections for the 1994 fiscal year. The Committee is composed solely of independent directors.
     Beginning in the 1995 fiscal year, the Company will be subject to new Internal Revenue Code provisions that may limit the income tax deductibility of certain forms of compensation paid to its named executive officers. These provisions allow full deductibility of certain types of performance based compensation. The Committee
                                       9
has determined that the Company should modify its compensation practices, to the extent practicable, to provide the maximum deductibility for compensation payments. The major modifications to these practices are reflected in the Annual Performance Based Bonus Plan and the 1994 Stock Incentive Plan which are being submitted for shareholder approval.
COMPONENTS OF THE EXECUTIVE COMPENSATION PROGRAM
     The Company's compensation program for executive officers consists of three components: base salary, an annual performance based cash bonus and stock incentives, principally in the form of stock options. In making compensation decisions for the 1994 fiscal year, the Committee compared the compensation of the Company's executive officers with compensation of officers at certain other retail companies by utilizing a nationally-known compensation consultant. A peer group of fourteen national retail organizations was selected by the outside consultant. The companies in the compensation peer group are among the companies included in the Retail Stores - Composite and the S&P 500 used for the Performance Graph that follows this report.
     The Committee compared the Company and the compensation peer group based on one-year and five-year performance measures of return on average shareholders' equity and total shareholders' return. The Company ranked above the 75th percentile on all these performance measures. For the five-year period, the Company also ranked above the 75th percentile on cumulative average sales growth rate and above the 65th percentile on cumulative average net income growth rate. The total compensation (salary, target bonuses and stock options) of the Company's named executive officers was in the 75th percentile for the compensation peer group. Although the Committee did not establish any particular level for the Company's compensation to be set at in respect to the compensation peer group, the Committee believes that the total compensation is appropriate given the Company's overall performance and competitive comparisons. The individual elements of the executive compensation program are addressed below. ANNUAL SALARY
     Each year, the Committee reviews proposals submitted by the Company's Chief Executive Officer ("CEO") for annual salary for the executive officers other than the CEO. In evaluating the CEO's proposals, the Committee considers (1) a qualitative evaluation of the individual executive officer's performance, including evaluations thereof provided by the CEO and (2) the Company's performance in relation to its target financial goals for the prior fiscal year. Those target financial goals include goals for pre-tax earnings, earnings per share and return on equity. The target financial goals are initially established as part of the Company's budget process at the beginning of each fiscal year. The Committee looks at the Company's overall performance and does not apply a specific weight to any of the various measures of financial performance. The Committee believes that the annual salaries for executive officers should be set so that a large percentage of total cash compensation is at risk under the incentive programs.
ANNUAL PERFORMANCE BASED BONUS
     All salaried employees, including the Company's named executive officers, are eligible to receive cash bonuses under a performance based bonus program established each year by the Committee and approved by the Board of Directors. The bonus program is designed to motivate the Company's employees to achieve the Company's short-term operating and financial goals. For the 1994 fiscal year, the bonus awards for executive officers were based exclusively upon the Company's achievement of its target financial goals for pre-tax earnings ("PTE"). The target PTE goals were established early in the fiscal year as part of the Company's budgeting process and were subject to approval and modification by the Committee. Consistent with the Committee's compensation philosophy of tying a large percentage of total compensation to performance, the potential maximum bonus of each executive officer was a significant percentage of that individual's salary for the year. For the 1994 fiscal year, the target bonus amounts ranged from 35% of base salary, in the case of certain less senior executive officers, to 100% of base salary, in the case of the CEO, which were the same levels as for the 1993 fiscal year for all executive officers.
     The amount of bonus payments depends upon the extent to which the Company achieves its target financial goals for the year. For the 1994 fiscal year, if the Company did not achieve 85% of the goal, no bonuses would
                                       10
have been paid. At 85% of the goal, 25% of the bonus would be paid with an additional five percent paid for each one-percent increase in performance up to the goal. For performance above the target, an additional bonus would be paid with a maximum of 150% of the target bonus. The Committee retained the discretion to adjust the PTE and EPS goals during the fiscal year to account for unforeseen factors.
     In establishing the annual salary and bonuses for named executive officers for the 1994 fiscal year, the Committee compared the projected amounts payable with the compensation paid by the compensation peer group. The annual cash compensation (salary and target bonus) for the named executive officers as a group was at the 50th percentile. The Committee believes that this level is reasonable in light of the greater importance of the long-term incentives in the Company's executive compensation package.
LONG-TERM INCENTIVE COMPENSATION
     Long-term incentive compensation is provided by grants under the Company's stock incentive plans, which are offered broadly to salaried employees. For executive officers, these grants are made principally in the form of stock options. All grants of restricted stock awards were limited to salaried employees below the level of executive officers during the 1994 fiscal year.
     The Committee considers stock options to be an important means of ensuring that executive officers maintain their incentive to increase the long-term profitability of the Company and the value of the Company's stock. Such options generally become vested and exercisable ratably over a period of four years from the date of grant. The number of options to be granted to a particular executive officer is determined by the Committee primarily under a formula based on that individual's target bonus for the fiscal year and the market price of the Company's stock. Compared to the compensation peer group, the compensation of executive officers of the Company is more heavily weighted toward long-term incentives in the form of stock options. The Committee and the compensation consultant believe that the formula results in awards of appropriate size for its executive officers in relation to grants made to officers of companies of comparable size and financial performance. Because the value of stock options is entirely a function of increases in the value of the Company's stock, the Committee believes that this component of the Company's compensation arrangement closely aligns the interests of the executive officers with those of the Company's shareholders.
CHIEF EXECUTIVE OFFICER'S COMPENSATION
     The Committee determined the compensation of Richard L. Sharp, the Company's President and CEO, for the 1994 fiscal year in a manner consistent with the guidelines and policies described above. The Committee approved a six-percent increase in Mr. Sharp's salary, and kept his performance bonus target at 100% of salary. Stock option grants to Mr. Sharp for the 1994 fiscal year were made under the same formula as for the 1993 fiscal year.
     In comparison to the compensation peer group, Mr. Sharp's cash compensation ranked below the 50th percentile. The options granted to Mr. Sharp for the 1993 fiscal year ranked above the 80th percentile of those companies in the compensation peer group that used long-term incentives for their CEO. On an aggregate basis, Mr. Sharp's compensation was slightly above the 75th percentile for the compensation peer group. In evaluating Mr. Sharp's compensation, the Committee considered the Company's performance during the 1993 fiscal year which had exceeded all financial goals, the compensation of chief executive officers of the compensation peer group, and Mr. Sharp's important personal contributions to the continued growth of the Company. The Committee also considered that Mr. Sharp's compensation changes for the last five fiscal years had been consistent with the Company's net income and sales increases for that period, and had been slower than increases in total shareholder return. The Committee believes that Mr. Sharp's potential compensation for the 1994 fiscal year was appropriate in light of all of the above factors.
                                            COMPENSATION AND PERSONNEL COMMITTEE
                                               Douglas D. Drysdale, Chairman
                                                      Walter J. Salmon
                                                       Norman Ricken
                                       11

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     Mr. Drysdale, a member of the Committee, is a member of the law firm of Caplin & Drysdale, Chartered. Mr. Drysdale's firm has been retained by the Company in the past, most recently in 1991, and may possibly be retained by the Company during the current fiscal year.
PERFORMANCE GRAPH
                          TOTAL RETURN TO SHAREHOLDERS
                              (graph as defined by the
                               following data points)

                                  FY1989    1990       1991     1992     1993     1994
CIRCUIT CITY STORES INC        100.00     113.92    83.23     167.31   255.12   204.72
S&P 500 INDEX                  100.00     118.90   136.34     158.14   174.98   189.57
RETAIL STORES-COMPOSITE        100.00     119.43   147.09     198.25   227.52   228.02

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS
     The Company has employment agreements with each of the executive officers named in the Summary Compensation Table. Generally, these agreements provide for annual salary review and participation in the Company's bonus, stock incentive and other employee benefit programs. They also provide for continuation of base salary for specified periods following termination by the Company without cause (two years in the case of Mr. Sharp, one year for the other named executive officers). In such circumstances, the agreements also generally provide that the employee will be paid any bonus to which he would otherwise be entitled for that year, such bonus to be prorated if termination occurs in the first six months of the year. The salary continuation generally extends for another year if the termination without cause follows a change of control. The Company's salary continuation obligation will decrease by up to 50 percent if the individual secures alternative employment; provided, however, that there is no decrease if the termination related to a change of control. In addition, if the employee voluntarily terminates the employment relationship within one year following a change of control, the employee will be entitled to continuation of base salary for a specified period of time (two years in the case of Mr. Sharp, one year for the other named executive officers) and potential payment of a bonus as indicated above.
                                       12

Each agreement contains provisions confirming the employee's obligation to maintain the confidentiality of proprietary information and not to compete with the Company for a specified period of time after the termination of his employment. The agreements with Messrs. Bruckart, Fitzsimmons and Zierden became effective in 1988. The agreements with Messrs. Sharp and Chalifoux became effective in 1986 and 1989, respectively. The current base salaries of Messrs. Sharp, Bruckart, Fitzsimmons, Zierden and Chalifoux under their employment agreements are $617,500, $490,000, $405,000, $330,000 and $350,000 respectively.
     Mr. Andrews had a similar employment agreement, which became effective in 1991; however, since he voluntarily terminated his employment and no change in control has occurred, the Company is not obligated to make any post-employment payments to Mr. Andrews under his employment agreement. The Company executed a limited waiver of Mr. Andrews' non-compete obligations upon his termination of employment.
     The named executive officers have been granted SARs in connection with the stock options granted to them under the Company's stock incentive plans. These Change of Control SARs may only be exercised in the event that a change of control of the Company takes place and, upon exercise of the SAR and the surrender of the related option, entitle the holder to receive cash from the Company in the amount of the spread between the option exercise price and the market value of the Common Stock at the time of exercise, which value is determined by a formula designed to take into account the effect of the change of control.
                           COMPENSATION OF DIRECTORS
     Directors who are not employees receive annual compensation of $21,000, plus $1,000 for attendance at each Board meeting and $500 for attendance at each committee meeting. Employees who are also directors do not receive directors' fees.
     The Company has an employment agreement with Alan L. Wurtzel, Chairman of the Board of Directors, pursuant to which Mr. Wurtzel receives a salary and certain benefits for services as a part-time employee of the Company. The agreement is effective through 1998 when Mr. Wurtzel reaches age 65. His base salary under the agreement is currently $80,000 with annual increases of $5,000. The value of perquisites provided to Mr. Wurtzel under the agreement was $59,626 for the fiscal year ended February 28, 1994. Mr. Wurtzel has agreed to confidentiality and non-compete provisions similar to those in the named executive officers' agreements. If Mr. Wurtzel's employment is terminated without cause, he will be entitled to receive the same salary payments from the Company that he would have received if his employment had not been terminated until he reached age 65.
     Directors who are not full-time employees of the Company also receive awards under the 1989 Non-Employee Directors Stock Option Plan (the "1989 Plan"). Stock option grants under the 1989 Plan are automatic. Every year on the date of the annual meeting of the Company's shareholders, stock options are automatically granted to each eligible director. If elected on a date other than the annual meeting date, a director may also be entitled to a grant at that time depending on how soon the election occurs before the next annual meeting. The number of shares of Common Stock subject to the options will be such that the exercise price of the options multiplied by such number of shares is as near as possible to, but does not exceed, $50,000. The exercise price of options granted under the 1989 Plan is the fair market value of the Common Stock on the date of the option grant. A like number of Change of Control SARs are automatically granted in connection with each stock option grant.
     On June 15, 1993, seven non-full time employee members of the Board of Directors were granted an aggregate of 10,605 stock options under the 1989 Plan at an option price of $33.00 per share.
                                       13

                            SECTION 16(A) COMPLIANCE
     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent shareholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.
     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 1994.
                    ITEM TWO -- PROPOSAL TO ADOPT 1994 STOCK
                                 INCENTIVE PLAN
INTRODUCTION
     The Board of Directors of the Company has adopted, and recommends that the shareholders approve, the Company's 1994 Stock Incentive Plan (the "1994 Plan" or "Plan"). The 1994 Plan is intended to provide a means for selected employees of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company (references to the "Company" in this section will include any parent and subsidiary corporations).
     The 1994 Plan became effective February 15, 1994, subject to shareholder approval. Unless sooner terminated by the Board of Directors, the Plan will terminate on February 14, 2004. No incentive awards may be made under the 1994 Plan after termination.
     The principal features of the 1994 Plan are summarized below. The summary is qualified by reference to the complete text of the Plan, which is attached as Exhibit A.
GENERAL
     The 1994 Plan authorizes the reservation of 2,500,000 shares of Common Stock for issuance pursuant to incentive awards made under the 1994 Plan. Such incentive awards may be in the form of stock options, stock appreciation rights or restricted stock. No more than 1,000,000 shares may be subjected to awards for any single employee in any year while the 1994 Plan is in effect.
     If an incentive award is cancelled, terminates or lapses unexercised, any unissued shares allocated to such incentive award may be subjected again to an incentive award. If shares of restricted stock are reacquired by the Company, such shares may again be subjected to an incentive award under the Plan. In addition, shares subject to options granted under the Company's 1986 Stock Incentive Plan and 1988 Stock Incentive Plan that are not issued under one of those plans because such options are cancelled, expire or otherwise terminate unexercised after February 15, 1994, may be subjected to an incentive award and issued under the 1994 Plan.
     Adjustments will be made in the number of shares that may be issued under the 1994 Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Common Stock or Preferred Stock.
     The Common Stock is traded on the New York Stock Exchange, and on May 6, 1994, the closing price was $18.625. The Company presently intends to register the shares issuable under the 1994 Plan under the Securities Act of 1933 after shareholder approval is received. No awards had been granted under the 1994 Plan as of May 6, 1994.
                                       14

ELIGIBILITY
     All present and future employees of the Company are eligible to receive incentive awards under the 1994 Plan. The Company has approximately 23,600 employees (nine of whom are executive officers).
ADMINISTRATION
     An independent committee (the "Committee") will administer the 1994 Plan. This Committee will be comprised of at least three directors of the Company who are not eligible to participate in the Plan or any similar plan of the Company. It is anticipated that the Committee will be the Compensation and Personnel Committee of the Board of Directors. The Committee has the power and complete discretion to determine when to grant incentive awards, which eligible employees will receive incentive awards, whether the award will be an option, stock appreciation right or restricted stock, whether stock appreciation rights will be attached to options, and the number of shares to be allocated to each incentive award. The Committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock received under the Plan, and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to an incentive award. The Committee is also expressly authorized to make an award under the Plan conditioned upon the surrender for cancellation of an existing incentive award.
STOCK OPTIONS
     Options to purchase shares of Common Stock granted under the 1994 Plan may be "incentive stock options" or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422A of the Internal Revenue Code, while nonstatutory stock options do not. The option price of Common Stock covered by an incentive stock option may not be less than 100 percent (or, in the case of an incentive stock option granted to a 10 percent shareholder, 110 percent) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by a nonstatutory option may not be less than 100 percent of the fair market value of the Common Stock on the date of grant.
     The value of incentive stock options, based on the exercise price, that can be exercisable for the first time in any calendar year under the 1994 Plan or any other similar plan maintained by the Company is limited to $100,000.
     Options may only be exercised at such times as may be specified by the Committee, provided, however, that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10 percent shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months from the optionee's termination of employment with the Company for reasons other than death or disability, or (iii) one year from the optionee's termination of employment because of death or disability. No option granted under the 1994 Plan may be exercised within the first six months from the date it is granted (except in the case of an optionee who becomes disabled or dies or in the case of an option which becomes exercisable as a result of a Change of Control).
     If the option so provides, an optionee exercising an option may pay the purchase price in cash; by delivering or causing to be withheld from the option shares, shares of Common Stock; by delivering a promissory note; or by delivering an exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds from the option shares to pay the exercise price. The 1994 Plan authorizes the Committee also to include a "reload" feature in options granted under the Plan. If an option with a reload feature is exercised by delivering already owned shares to pay the exercise price, the optionee is automatically granted a new option to purchase the number of already owned shares delivered (a "Reload Option"). The Reload Option will have the same restrictions on exercisability as existed in the underlying option and the exercise price will be the market value of the Common Stock on the date of grant of the Reload Option. The Reload Option may not have a reload feature.
CHANGE OF CONTROL
     The Committee may, in its discretion, include provisions in stock options granted under the 1994 Plan that will make the options become fully exercisable upon a Change of Control, or upon the occurrence of one or more
                                       15
events subsequent to a Change of Control, notwithstanding other conditions on exercisability in the option. A "Change of Control" shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of the Company's securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.
STOCK APPRECIATION RIGHTS
     The Committee may award stock appreciation rights under the 1994 Plan either with or without related options, or the Committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to the Company all or a portion of his unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the Common Stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the Common Stock under the related option or, if not related to an option, the fair market value of Common Stock on the date the stock appreciation right was awarded. The Committee may limit the amount which can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent surrendered, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. The Company's obligation arising upon exercise of a stock appreciation right may be paid in Common Stock or in cash, or in any combination of the two, as the Committee may determine.
     Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at such times as may be specified by the Committee. In addition, it is possible under the Plan for stock appreciation rights to be awarded which are exercisable only during a specified period of time following a Change of Control. There are further limitations on when an officer, director or 10 percent shareholder of the Company (an "Insider"), may exercise a stock appreciation right. In particular, Insiders may not exercise stock appreciation rights within the first six months after they are granted and must generally exercise the rights in brief window periods following quarterly earnings releases. Insiders may exercise Change of Control stock appreciation rights in accordance with their terms.
RESTRICTED STOCK
     Restricted stock issued pursuant to the Plan is subject to the following general restrictions: (i) none of such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or been removed under the provisions of the Plan, and (ii) if a holder of restricted stock ceases to be employed by the Company, he will forfeit any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed. The Committee is also authorized to impose further restrictions on restricted stock awards, including additional events of forfeiture.
     The Committee will establish as to each share of restricted stock issued under the 1994 Plan the terms and conditions upon which the restrictions on such shares shall lapse provided that except in limited circumstances, the period of restriction must be at least three years from the date of grant. Such terms and conditions may include, without limitation, the lapsing of such restrictions at the end of a specified period of time, as a result of the disability, death or retirement of the participant, or as a result of the occurrence of a Change of Control. In addition, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.
                                       16

     During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.
TRANSFERABILITY OF INCENTIVE AWARDS
     No options or stock appreciation rights granted under the Plan, and during the applicable period of restriction no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the Plan shall be exercisable during his lifetime only by such participant, or his guardians or legal representatives. Upon the death of a participant, his personal representative or beneficiary may exercise his rights under the Plan. AMENDMENT OF THE 1994 PLAN AND INCENTIVE AWARDS
     The Board of Directors may amend the 1994 Plan in such respects as it deems advisable; provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to participants under the 1994 Plan, (ii) materially increase the number of shares of Common Stock that may be issued under the 1994 Plan, or (iii) materially modify the requirements of eligibility for participation in the 1994 Plan. Incentive awards granted under the 1994 Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the Plan.
FEDERAL INCOME TAX CONSEQUENCES
     An employee will not incur federal income tax when he is granted a nonstatutory stock option, an incentive stock option, a stock appreciation right or restricted stock.
     Upon exercise of a nonstatutory option or a stock appreciation right, an employee generally will recognize ordinary compensation income, which is subject to income tax withholding by the Company, equal to the difference between the fair market value of the Common Stock on the date of the exercise and the option price. When an employee exercises an incentive stock option, he generally will not recognize income, unless he is subject to the alternative minimum tax.
     An employee may deliver shares of Common Stock instead of cash to acquire shares under an incentive stock option or nonstatutory stock option, without having to recognize taxable gain (except in some cases with respect to "statutory option stock") on any appreciation in value of the shares delivered. However, if an employee delivers shares of "statutory option stock" in satisfaction of all, or any part, of the exercise price under an incentive stock option, and if the applicable holding periods of the "statutory option stock" have not been met, he will be considered to have made a taxable disposition of the "statutory option stock." "Statutory option stock" is stock acquired upon the exercise of incentive stock options.
     In general, an employee who has received shares of restricted stock will include in his gross income as compensation income an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. Such amount will be included in income in the tax year in which such event occurs. The income recognized will be subject to income tax withholding by the Company.
     The Committee has authority under the 1994 Plan to adopt procedures to give a participant the right to deliver already owned Common Stock or to have a portion of the shares he would otherwise acquire under an incentive award withheld to cover his tax liabilities. The election will be effective only if made in compliance with the procedures established by the Committee.
     The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of nonstatutory options and stock appreciation rights and, with respect to restricted stock, when the restrictions lapse or are removed. In some cases, such as the exercise of a nonstatutory option, the Company's deduction is contingent upon the Company's meeting withholding tax requirements. No deduction is allowed in connection with an incentive stock option, unless the employee disposes of Common
                                       17

Stock received upon exercise in violation of the holding period requirements. Moreover, there can be circumstances when the Company may not be entitled to a deduction for certain transfers of Common Stock or payments to an employee upon the exercise of an incentive award that has been accelerated as a result of a Change of Control.
     In addition to the limitations described above on the Company's right to a corresponding business expenses deduction, recent tax legislation, enacted August 10, 1993, generally imposes a $1 million limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers. An exception is provided for certain performance based compensation if certain shareholder approval and outside director administration requirements are satisfied. Because of certain interpretational issues under the new statute, and in the absence of final Internal Revenue Service regulations, there can be no assurance that incentive awards under the 1994 Plan will qualify for this exception. Proposed regulations would include stock options and stock appreciation rights, but exclude restricted stock from the exception.
VOTE REQUIRED
     The 1994 Stock Incentive Plan will be approved if the votes cast in favor of approval of the Plan at the annual meeting exceed the votes cast against approval.
     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE 1994 STOCK INCENTIVE PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED 1994 STOCK INCENTIVE PLAN.
                       ITEM THREE -- PROPOSAL TO ADOPT AN
                      ANNUAL PERFORMANCE BASED BONUS PLAN
INTRODUCTION
     The Board of Directors of the Company adopted the Circuit City Stores, Inc. Annual Performance Based Bonus Plan (the "Bonus Plan") on February 15, 1994. The purpose of the Bonus Plan is to provide an annual performance based cash incentive for executive officers who are in a position to contribute materially to the success of the Company and its subsidiaries. The Board of Directors recommended that the Bonus Plan be submitted for approval by the shareholders of the Company to meet the requirements of Section 162(m) of the Internal Revenue Code ("Section 162(m)") so that the Company's ability to deduct payments under the Bonus Plan for federal income tax purposes would not be limited by the provisions of Section 162(m). This recommendation is consistent with the Board's policy concerning Section 162(m) as explained under "Report of Compensation and Personnel Committee" above. The Bonus Plan will apply to each fiscal year of the Company (the "Plan Year") while the Bonus Plan is in effect, beginning with the fiscal year ending on February 28, 1995. The Plan is intended to operate substantially the same as the Company's historical performance based bonus program applied to executive officers.
     The principal features of the Bonus Plan are summarized below. The summary is qualified by reference to the complete text of the Plan, which is attached as Exhibit B.
ADMINISTRATION
     The Bonus Plan will be administered by an independent committee (the "Committee"), which is expected to be the Compensation and Personnel Committee of the Board of Directors.
ELIGIBILITY
     All executive officers of the Company are eligible under the Bonus Plan. The Committee will select which executive officers will be participants each Plan Year and the terms and conditions of annual awards to participants. Approximately nine employees are currently eligible to participate in the Bonus Plan.
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
OPERATION OF THE BONUS PLAN
     For each Plan Year, the Committee will select the Performance Criteria to be used for that Plan Year. The permissible Performance Criteria under the Bonus Plan are the Company's pre-tax earnings and the Company's earnings per share. For purposes of the Performance Criteria, the "Company" refers to the Company and its subsidiaries on a consolidated basis. Either or both of the Performance Criteria may be used for a Plan Year. The Committee will also determine the appropriate weight to be given to any applicable Performance Criteria for a Plan Year. For each Performance Criteria, the Committee will establish one or more Performance Goals. During a Plan Year, the Committee may increase, but not decrease, a Performance Goal. For attainment of each level of Performance Goal, the Committee will establish a Performance Adjustment percentage to be applied to the Target Bonuses of the Plan participants for that Plan Year. The Performance Adjustment percentage may be between zero (0) percent and two hundred (200) percent. The Committee may limit the maximum Performance Adjustment for a Plan Year to less than two hundred (200) percent. The Performance Criteria, Performance Goals and Performance Adjustments may vary among participants for a Plan Year.
     The Committee will also establish a Target Bonus for each participant for each Plan Year. After the end of a Plan Year, the Committee will certify in writing the level of Performance Goal that was attained for the prior Plan Year. A participant's bonus under the Plan will be obtained by multiplying the Performance Adjustment for the attained Performance Goal times the participant's Target Bonus. The maximum bonus award for a participant for a Plan Year will be the lesser of two hundred (200) percent of the participant's base salary for the Plan Year or $2 million. Bonuses for participants are payable in cash after the Committee certifies the achievement of the Performance Goal.
TERMINATION; AMENDMENTS
     The Plan will terminate on February 29, 2004, unless it is terminated earlier by the Board of Directors. The Board may amend the Plan, provided that any amendment to change the Performance Criteria or materially increase the maximum potential benefits for participants must be approved by the shareholders of the Company (except for amendments necessary to meet the requirements of
Section 162(m) of the Internal Revenue Code).
VOTE REQUIRED
     The Bonus Plan will be approved if the votes cast in favor of approval of the Plan at the annual meeting exceed the votes cast against approval.
     THE BOARD OF DIRECTORS BELIEVES THAT APPROVAL OF THE BONUS PLAN IS IN THE BEST INTEREST OF ALL SHAREHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE PROPOSED BONUS PLAN.
           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     KPMG Peat Marwick served during the Company's fiscal year ended February 28, 1994, as the Company's independent certified public accountants and has been selected as its independent certified public accountants for the current fiscal year. Representatives of KPMG Peat Marwick will be present at the meeting of the Company's shareholders. Such representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
                                 OTHER BUSINESS
     If any other business properly comes before the meeting, your proxy may be voted by the persons named in it in such manner as they deem proper.
     At this time the Company does not know of any other business that will be presented to the meeting.
                                       19

                   PROPOSALS BY SHAREHOLDERS FOR PRESENTATION
                             AT 1995 ANNUAL MEETING
     Proposals that any shareholder intends to present to the 1995 annual meeting of shareholders must be received by the Company no later than January 13, 1995.
     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 1994 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY ANY SHAREHOLDER AFTER MAY 31, 1994, FREE OF CHARGE, UPON WRITTEN REQUEST TO CIRCUIT CITY STORES, INC., 9950 MAYLAND DRIVE, RICHMOND, VIRGINIA 23233, OR BY CALLING (804) 527-4000.
                                          By Order of the Board of Directors
                                          (SIG)
                                          Michael T. Chalifoux, Secretary
May 13, 1994
                                       20

                                                                       EXHIBIT A
                           CIRCUIT CITY STORES, INC.
                           1994 STOCK INCENTIVE PLAN
     1. PURPOSE. The purpose of this Circuit City Stores, Inc. 1994 Stock Incentive Plan (the "Plan") is to further the long term stability and financial success of Circuit City Stores, Inc. (the "Company") by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' interests with those of the Company's shareholders.
     2. DEFINITIONS. As used in the Plan, the following terms have the meanings indicated:
     (a) "Act" means the Securities Exchange Act of 1934, as amended.
     (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold in connection with any exercise of a Nonstatutory Stock Option or Stock Appreciation Right, or the award of Restricted Stock.
     (c) "Board" means the Board of Directors of the Company.
     (d) "Change of Control" means the occurrence of either of the following events: (i) a third person, including a "group" as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.
     (e) "Code" means the Internal Revenue Code of 1986, as amended.
     (f) "Committee" means the committee appointed by the Board as described under Section 14.
     (g) "Company" means Circuit City Stores, Inc., a Virginia corporation.
     (h) "Company Stock" means shares of voting common stock of the Company, subject to adjustment as provided in Section 13.
     (i) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.
     (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.
     (k) "Fair Market Value" means, on any given date, the average of the highest and lowest registered sales prices of the Company Stock on such day on the exchange on which it generally has the greatest trading volume.
     (l) "Incentive Award" means, collectively, the award of an Option, Stock Appreciation Right, or Restricted Stock under the Plan.
     (m) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.
     (n) "Insider" means a person subject to section 16(b) of the Act.
                                      A-1

     (o) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.
     (p) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.
     (q) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).
     (r) "Participant" means any employee who receives an Incentive Award under the Plan.
     (s) "Reload Feature" means a feature of an Option described in a Participant's stock option agreement that authorizes the automatic grant of a Reload Option in accordance with the provisions of Section 9(e).
     (t) "Reload Option" means an Option automatically granted to a Participant equal to the number of shares of already owned Company Stock delivered by the Participant in payment of the exercise price of an Option having a Reload Feature.
     (u) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.
     (v) "Restricted Stock Award" means an award of Restricted Stock granted under the Plan.
     (w) "Retirement Date" means, with respect to a Participant, the earliest date on which the Participant is eligible to retire under a qualified Code section 401(a) plan of the Company, or, if there is no such plan, age 65.
     (x) "Rule 16b-3" means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan's adoption.
     (y) "Stock Appreciation Right" means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in
Section 8.
     (z) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).
     (aa) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).
     3. GENERAL. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, and Restricted Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Insiders or Rule 16b-3 shall apply only to Participants who are subject to section 16 of the Act.
     4. STOCK. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of two million five hundred thousand (2,500,000) shares of Company Stock, which shall be authorized but unissued shares. No more than one million (1,000,000) shares may be allocated to the Incentive Awards that are granted to any employee during any single calendar year. Shares that have not been issued and shares allocated to options or portions thereof that expire or otherwise terminate unexercised after the effective date of the Plan under the Circuit City Stores, Inc. 1986 Stock Incentive Plan (the "1986 Plan") and the Circuit City Stores, Inc. 1988 Stock Incentive Plan (the "1988 Plan") may be subjected to an Incentive Award under the Plan. Shares that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may, to the extent permitted by Rule 16b-3 again be subjected to an Incentive Award under the Plan. An Incentive Award to a Participant may be conditioned upon the surrender for cancellation of an option granted under the 1986 Plan, the 1988 Plan or an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number
                                      A-2
shall, to the extent permissible under Rule 16b-3, include the number of shares surrendered by an optionee or retained by the Company in payment of federal and state income tax withholding liabilities upon exercise of an Option.
     5. ELIGIBILITY.
     (a) All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select which employees shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.
     (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.
     6. RESTRICTED STOCK AWARDS.
     (a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice, when accepted in writing by the Participant, shall become an award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.
     (b) Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:
          (i) None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.
          (ii) The restrictions on such shares must remain in effect and may not lapse for a period of three years beginning on the date of grant, except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control.
          (iii) If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to be so employed.
          (iv) The Committee may establish such other restrictions on such shares that the Committee deems appropriate, including, without limitation, events of forfeiture.
     (c) Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's award agreement.
     (d) The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.
     (e) Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.
                                      A-3

     (f) Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, that the Company shall deduct from any payments of any kind otherwise due from the Company to such Participant the aggregate amount of any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock subject to the Restricted Stock Award or that such Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, the aggregate amount of any such taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the federal, state and local tax liabilities of the Participant arising in the year the Incentive Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.
     7. STOCK OPTIONS.
     (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the eligible employee stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the eligible employee, shall become a stock option agreement between the Company and the eligible employee.
     (b) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.
     (c) The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.
     (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:
          (i) No Incentive Stock Option may be exercised after the first to occur of:
             (x) Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,
             (y) Three months following the date of the Participant's termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or
             (z) One year following the date of the Participant's termination of employment by reason of death or Disability.
          (ii) Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant's employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant's termination of employment. If a Participant's employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant's termination of employment. If a Participant's employment is terminated by reason of his death at a time when the
                                      A-4

     Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant's death by the person to whom the Participant's rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.
          (iii) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted after December 31, 1986 under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.
     (e) Notwithstanding the foregoing, no Option shall be exercisable by an Insider within the first six months after it is granted; provided that this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period.
     (f) The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement, and, in such event, paragraph (e) shall not apply.
     8. STOCK APPRECIATION RIGHTS.
     (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant's stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with
Options:
          (i) Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.
          (ii) Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.
          (iii) The Committee may, in its discretion, grant Stock Appreciation Rights in connection with Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide the method by which fair market value of the Company Stock on the date of exercise shall be calculated based on one of the following alternatives:
             (x) the closing price of the Company Stock on the exchange on which it is then traded on the business day immediately preceding the day of exercise;
             (y) the highest closing price of the Company Stock on the exchange on which it is then traded, during the 90 days immediately preceding the Change of Control; or
             (z) the greater of (x) or (y).
                                      A-5

          (iv) Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, except that in no event shall a Stock Appreciation Right held by an Insider be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and shall expire no later than the date on which the related Option expires.
          (v) A Stock Appreciation Right may only be exercised at a time when the fair market value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.
     (b) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a stock appreciation rights agreement between the Company and the Participant. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:
          (i) Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Company Stock covered by the Stock Appreciation Rights over (y) the fair market value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.
          (ii) Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant's stock appreciation rights agreement except that in no event shall a Stock Appreciation Right held by an Insider be exercisable within the first six months after it is awarded.
     (c) The manner in which the Company's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant's stock option agreement (if the Stock Appreciation Rights are related to an Option) or stock appreciation rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their fair market value on the date of exercise.
     (d) Except in the case of Stock Appreciation Rights which by their terms are exercisable only during a specified period following a Change of Control, which period does not exceed 90 days, an Insider may only exercise a Stock Appreciation Right during the period beginning on the third business day and ending on the twelfth business day following the release for publication of quarterly or annual summary statements of the Company's sales and earnings. The release for publication shall be deemed to have occurred if the specified financial data (i) appears on a wire service, (ii) appears in a financial news service, (iii) appears in a newspaper of general circulation, or (iv) is otherwise made publicly available.
     An Insider may exercise a Stock Appreciation Right which is by its terms exercisable only during a specified period following a Change of Control, which period does not exceed 90 days, during the period specified therein, provided that no Stock Appreciation Right held by an Insider shall be exercisable by its terms within the first six months after it is granted.
     9. METHOD OF EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS.
     (a) Options and Stock Appreciation Rights may be exercised by the employee giving written notice of the exercise to the Company, stating the number of shares the employee has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, the employee may (i) deliver shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock,
                                      A-6
the amount necessary to pay the exercise price and, if required by the Committee, applicable withholding taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be equal to the minimum interest rate required at the time to avoid imputed interest under the Code.
     (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require of the employee a customary written indication of his investment intent. Until the employee has made any required payment, including any applicable withholding taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.
     (c) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or
(b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the federal, state and local tax liabilities of the Participant arising in the year the Incentive Award becomes subject to tax. Any such election shall be made only in accordance with procedures established by the Committee.
     (d) Notwithstanding anything herein to the contrary, if the Company is subject to section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.
     (e) If a Participant exercises an Option that has a Reload Feature by delivering already owned shares of Company Stock in payment of the exercise price, the Participant shall automatically be granted a Reload Option. At the time the Option with a Reload Feature is awarded, the Committee may impose such restrictions on the Reload Option as it deems appropriate, but in any event the Reload Option shall be subject to the following restrictions:
          (i) The exercise price of shares of Company Stock covered by a Reload Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant of the Reload Option;
          (ii) If and to the extent required by Rule 16b-3, or if so provided in the option agreement, a Reload Option shall not be exercisable within the first six months after it is granted; provided that, subject to the terms of the Participant's stock option agreement, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period;
          (iii) The Reload Option shall be subject to the same restrictions on exercisability imposed on the underlying Option (possessing the Reload Feature) that was exercised unless the Committee specifies different limitations;
          (iv) The Reload Option shall not be exercisable until the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature) that was exercised;
          (v) The Reload Option shall not have a Reload Feature.
     10. NONTRANSFERABILITY OF INCENTIVE AWARDS. Incentive Awards shall not be transferrable unless so provided in the award agreement. Options and Stock Appreciation Rights, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.
     11. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of February 15, 1994, and shall be submitted to the shareholders of the Company for approval. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by the Company's shareholders, (ii) shares issuable under the Plan have been registered with the Securities and Exchange Commission
                                      A-7
and accepted for listing on the New York Stock Exchange upon notice of issuance, and (iii) the requirements of any applicable state securities laws have been met.
     12. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 14, 2004. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him.
     13. CHANGE IN CAPITAL STRUCTURE.
     (a) The number of shares reserved for issuance under the Plan, the terms of Incentive Awards, and all computations under the Plan shall be appropriately adjusted by the Committee should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.
     (b) If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.
     (c) Any determination made or action taken under this Section 13 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.
     14. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (e) below, the Committee shall be the Compensation and Personnel Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:
     (a) The Committee shall have the power and complete discretion to determine
(i) which eligible employees shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the fair market value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options and Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) procedures for the withholding or delivery of Company Stock to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Stock Awards, (xiv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing,
                                      A-8
no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.
     (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
     (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.
     (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.
     (e) All members of the Committee must be "outside directors" as described in Code section 162(m). In addition, no member of the Committee shall be eligible to receive any Incentive Award under the Plan or to participate in any other plan of the Company or any Parent or Subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights or other equity securities of the Company or any Parent or Subsidiary of the Company except for the 1989 Non-Employee Directors Stock Option Plan (the "Directors Plan"), and no person shall become a member of the Committee if, within the preceding one-year period, and, if and to the extent required by Rule 16b-3, within the following one-year period, the person shall have been, or will become, eligible to participate in the Plan or any other such plan of the Company or any Parent or Subsidiary of the Company except for the Directors Plan.
     15. NOTICE. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:
     (a) if to the Company -- at its principal business address to the attention of the Secretary;
     (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.
     16. INTERPRETATION. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).
                                      A-9

                                                                       EXHIBIT B
                           CIRCUIT CITY STORES, INC.
                      ANNUAL PERFORMANCE BASED BONUS PLAN
     1. PURPOSE. The purpose of the Circuit City Stores, Inc. Annual Performance Based Bonus Plan (the "Plan") is to provide an annual performance based incentive for executive officers who are in a position to contribute materially to the success of the Company and its Subsidiaries.
     2. DEFINITIONS. As used in the Plan, the following terms will have the meaning indicated:
     (a) "Award" means an award made pursuant to the Plan.
     (b) "Award Agreement" means the agreement entered into between the Company and a Participant, setting forth the terms and conditions applicable to an Award granted to the Participant.
     (c) "Board" means the Board of Directors of the Company.
     (d) "Change of Control" means the occurrence of either of the following events: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.
     (e) "Code" means the Internal Revenue Code of 1986, as amended.
     (f) "Code Section 162(m) Award" means an Award intended to satisfy the requirements of Code Section 162(m) and designated as such in an Award Agreement.
     (g) "Committee" means the committee appointed by the Board as described under Section 4.
     (h) "Company" means Circuit City Stores, Inc., a Virginia corporation.
     (i) "Covered Employee" means a covered employee within the meaning of Code
Section 162(m)(3).
     (j) "Executive Employee" means all executive officers (as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended) of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired).
     (k) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code Section 424(e).
     (l) "Participant" means an Executive Employee selected from time to time by the Committee to participate in the Plan.
     (m) "Performance Adjustment" means the percentage(s), as set forth in an award schedule, that will, when multiplied by a Participant's Target Bonus, determine the amount of a Participant's Award.
     (n) "Performance Criteria" means the criteria selected by the Committee to measure performance for a Plan Year from among one or more of the following:
          (i) Pre-tax earnings, as shown in the Company's annual report to shareholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company; and
          (ii) Earnings per share, as shown in the Company's annual report to shareholders, calculated in accordance with generally accepted accounting principles consistently applied by the Company.
                                      B-1

     (o) "Performance Goal" means one or more levels of performance as to each Performance Criteria, as established by the Committee, that will result in the Performance Adjustment that is established by the Committee for each such level of performance.
     (p) "Plan Year" means the fiscal year of the Company from March 1 to the last day of February of each year.
     (q) "Retirement" means, with respect to a Participant, the earliest date on which the Participant is eligible to retire under any qualified Code Section 401(a) plan of the Company, or, if there is no such plan, age 65.
     (r) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code Section 424(f).
     (s) "Target Bonus" means the bonus payable to a Participant if there is a 100-percent Performance Adjustment for each Performance Criteria.
     3. ELIGIBILITY. All present and future Executive Employees shall be eligible to receive Awards under the Plan. The Committee shall have the power and complete discretion to select eligible Executive Employees to receive Awards and to determine for each Participant the terms and conditions and the amount of each Award.
     4. AWARDS.
     (a) Each Award shall be evidenced by an Award Agreement setting forth the Performance Goals for each Performance Criteria, the Target Bonus, the maximum bonus payable and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. Anything else in this Plan to the contrary notwithstanding, the aggregate maximum amount payable under the Plan to any Participant in any Plan Year shall be the lesser of 200 percent of the Participant's base salary or $2,000,000. In the event of any conflict between an Award Agreement and the Plan, the terms of the Plan shall govern.
     (b) The Committee shall establish the Performance Goals for the Company and/or its Subsidiaries each Plan Year. The Committee shall also determine the extent to which each Performance Criteria shall be weighted in determining Awards. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Award to Award and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.
     (c) The Committee shall establish for each Award the percentage of the Target Bonus for such Participant payable at specified levels of performance, based on the Performance Goal for each Performance Criteria and the weighting established for such criteria. The Award payable to any Participant may range from zero (0) to two hundred percent of the Participant's Target Bonus, depending upon whether, or the extent to which, the Performance Goals have been achieved. All such determinations regarding the achievement of any Performance Goals will be made by the Committee; provided, however, that the Committee may not increase during a Plan Year the amount of the Award that would otherwise be payable upon achievement of the Performance Goal or Goals.
     (d) The actual Award for a Participant will be calculated by multiplying the Participant's Target Bonus by the Performance Adjustments in accordance with the Award. All calculations of actual Awards shall be made by the Committee.
     (e) Awards will be paid, in a lump sum cash payment, as soon as practicable after the close of the Plan Year for which they are earned; provided, however, that no Awards shall be paid except to the extent that the Committee has certified in writing that the Performance Goals have been met. Notwithstanding the foregoing provisions of this Section 4(e), the Committee shall have the right to allow Participants to elect to defer the payment of Awards subject to such terms and conditions as the Committee may determine.
     (f) Whenever payments under the Plan are to be made, the Company and/or the Subsidiary will withhold therefrom an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.
     (g) Nothing contained in the Plan will be deemed in any way to limit or restrict the Company, its Subsidiaries, or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.
                                      B-2

     5. ADMINISTRATION. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (d) below, the Committee shall be the Compensation and Personnel Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Award the Committee deems appropriate to achieve the objectives of the Award and the Plan and, in addition, and without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:
     (a) The Committee shall have the power and complete discretion to determine
(i) which Executive Employees shall receive an Award and the nature of the Award, (ii) the amount of each Award, (iii) the time or times when an Award shall be granted, (iv) whether a disability exists, (v) the terms and conditions applicable to Awards, and (vi) any additional requirements relating to Awards that the Committee deems appropriate.
     (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.
     (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.
     (d) All members of the Committee must be "outside directors" as described in Code Section 162(m).
     (e) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.
     (f) As to any Code Section 162(m) Awards, it is the intent of the Company that this Plan and any Code Section 162(m) Awards hereunder satisfy, and be interpreted in a manner that satisfy, the applicable requirements of Code
Section 162(m). If any provision of this Plan or if any Code Section 162(m) Award would otherwise conflict with the intent expressed in this Section 4(f), that provision to the extent possible shall be interpreted so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Covered Employees. Nothing herein shall be interpreted to preclude a Participant who is or may be a Covered Employee from receiving an Award that is not a Code Section 162(m) Award.
     (g) The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and selective determinations and to establish non-uniform and selective Performance Criteria, Performance Goals, the weightings thereof, and Target Bonuses.
     6. CHANGE OF CONTROL. In the event of a Change of Control of the Company, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:
     (a) accelerate time periods for purposes of vesting in, or receiving any payment with regard to, any outstanding Award, or
     (b) make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such Change of Control. Any such action approved by the Committee shall be conclusive and binding on the Company and all Participants.
     7. NONTRANSFERABILITY OF AWARDS. An Award shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution.
     8. TERMINATION, MODIFICATION, CHANGE. If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 29, 2004. No Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if
                                      B-3
and to the extent required by the Code, no change shall be made that changes the Performance Criteria, or materially increases the maximum potential benefits for Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Awards to meet the requirements of Code Section 162(m), and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.
     9. UNFUNDED PLAN. The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Company or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Company or its Subsidiaries maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants will have no rights under the Plan other than as unsecured general creditors of the Company and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.
     10. LIABILITY OF COMPANY. Any liability of the Company or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement. Neither the Company nor a Subsidiary, nor any member of the Board or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan. Status as an eligible Executive Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Executive Employee or to eligible Executive Employees generally. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Executive Employee or Participant any right to continue in the employ or other service of the Company or a Subsidiary or constitute any contract or limit in any way the right of the Company or a Subsidiary to change such person's compensation or other benefits.
     11. INTERPRETATION. If any term or provision contained herein will to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof. The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.
     12. EFFECTIVE DATE OF THE PLAN. The Plan shall be effective as of March 1, 1994 and shall be submitted to the shareholders of the Company for approval. No Award shall be payable to a Covered Employee until the Plan has been approved by the Company's shareholders.
                                      B-4

                         CIRCUIT CITY STORES, INC.

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                               JUNE 14, 1994

     The undersigned, having received the Annual Report to the Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated May 13, 1994, hereby appoints Richard L. Sharp and Robert L. Burrus, Jr., and each of them, proxies, with full power of substitution, and hereby authorizes them to represent and vote the shares of Common Stock of Circuit City Stores, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 14, 1994, at 10:00 a.m., Eastern Daylight Time, and any adjournment thereof, and especially to vote as set forth on the reverse hereof.



1.  ELECTION OF DIRECTORS

    ( ) FOR all nominees listed for the            ( ) WITHHOLD AUTHORITY
        terms set forth in the Proxy Statement         to vote for all nominees
                                                       listed

   NOMINEES:  Michael T. Chalifoux, Barbara S. Feigin, Edward Villanueva


    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW



2.  Approval of the 1994 Stock Incentive Plan.

    ( )  FOR          ( )  AGAINST           ( )  ABSTAIN

3.  Approval of the Annual Performance Based Bonus Plan.

   ( )  FOR          ( )  AGAINST           ( )  ABSTAIN


    IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

    If you specify a choice as to the action to be taken on any Item, this proxy will be voted in accordance with such choice. If you do not specify a choice, it will be voted FOR the named nominees in the Proxy Statement and FOR Items 2 and 3.

    Any proxy or proxies previously given for the meeting are revoked.

    Please sign exactly as the name appears hereon.



Dated:_______________________________________, 1994

___________________________________________________
                      (signature)

___________________________________________________
            (signature if held jointly)


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

    I plan to attend the meeting. ( )